Exhibit 99.1

Contact:

Michael G. McAuley

Senior Vice President, Chief Financial Officer and Treasurer

(412) 429-2472

mmcauley@ampcopgh.com

FOR IMMEDIATE RELEASE

CARNEGIE, PA

November 16, 2020

Ampco-Pittsburgh Corporation (NYSE: AP) Announces Third Quarter 2020 Results

•	Corporation reports EPS of $0.07 per diluted share for Q3 2020 despite continued impact of COVID-19 pandemic on end-market demand, sequentially higher than Q2 2020 EPS.

•	Return to profitability extends for fourth consecutive quarter.

•	$19.3 million gross proceeds from equity offering completed in Q3 2020.

•	Total debt of $32.6 million reduced by $38.3 million (54%) from $70.9 million at December 31, 2019.

Carnegie, PA, November 16, 2020 – Ampco-Pittsburgh Corporation (NYSE: AP) (the “Corporation” or “Ampco-Pittsburgh”) reported net income for the three and nine months ended September 30, 2020, of $1.0 million, or $0.07 per diluted share, and $5.8 million, or $0.43 per diluted share, respectively. By comparison, the Corporation incurred a net loss of $(5.1) million, or $(0.40) per diluted share, and $(24.1) million, or $(1.91) per diluted share, for the same periods of the prior year which respectively included losses of $(0.27) and $(0.72) per diluted share from discontinued operations.

Sales from continuing operations were $75.7 million and $241.5 million for the three and nine months ended September 30, 2020, respectively, compared to $90.9 million and $300.9 million for the three and nine months ended September 30, 2019, respectively. The decrease is primarily attributable to a lower volume of shipments for the Forged and Cast Engineered Products segment due to pandemic-related customer deferrals in the flat-rolled steel and aluminum markets and, to a lesser extent, reduced demand for other forged engineered products, primarily in the oil and gas market.

Remarking on the quarter’s results, Brett McBrayer, Ampco-Pittsburgh’s Chief Executive Officer, said, “Ampco-Pittsburgh has continued to perform amidst the challenges presented by this pandemic. Despite significant plant downtime experienced in the quarter to manage through the contraction and handle scheduled maintenance activities, we extended our positive net earnings performance for a fourth consecutive quarter. The Forged and Cast Engineered Products segment delivered improved results for the quarter compared to prior year, while the Air and Liquid Processing segment remained a stable force with results equaling prior year. Our successful equity raise during Q3 strengthened our balance sheet considerably and with significant liquidity and operating leverage, we are well positioned to capitalize on recovery in our end markets.”

Operating cash flow generation year-to-date and the proceeds from the equity offering completed during the quarter have allowed the Corporation to reduce its total debt balance by 54% from $70.9 million at December 31, 2019, to $32.6 million at September 30, 2020.

The Corporation reported income from continuing operations for the three and nine months ended September 30, 2020, of $0.2 million and $4.4 million, respectively, compared to losses of $(1.3) million and $(14.0) million, respectively, for the same periods of the prior year. Income from continuing operations for the nine months ended September 30, 2020, includes $0.8 million in subsequent proceeds from a 2018 business interruption claim (“Proceeds from Business Interruption Insurance Claim”). By comparison, loss from continuing operations for the nine months ended September 30, 2019, includes $4.6 million in excess costs of the Corporation’s Avonmore, PA cast roll manufacturing facility (“Avonmore”) which was sold in September 2019 (“Excess Costs of Avonmore”), $1.7 million in professional fees and employee severance costs associated with the Corporation’s overall restructuring plan (“Restructuring-Related Costs”), and $1.4 million in bad debt expense for a cast roll customer who had filed for bankruptcy protection (“Bad Debt Expense”). Additionally, loss from continuing operations for the nine months ended September 30, 2019, includes an impairment loss (“Impairment Charge”) of $10.1 million associated with the write-down of certain assets of Avonmore in anticipation of its sale.

Excluding the Proceeds from the Business Interruption Insurance Claim from the current year operating results and the Bad Debt Expense, the Excess Costs of Avonmore, the Restructuring-Related Costs, and the Impairment Charge from prior year operating results, as applicable, adjusted income (loss) from continuing operations, which is not based on U.S. generally accepted accounting principles (“GAAP”), was $0.2 million and $3.7 million for the three and nine months ended September 30, 2020, and $(0.1) million and $3.7 million for the three and nine months ended September 30, 2019, respectively. Adjusted income from continuing operations was approximately comparable to the prior year periods, despite decreases in sales of approximately 17% and 20%, respectively, for the three and nine months ended September 30, 2020, driven principally by the pandemic. Although the current year periods benefited from lower raw material costs, reduced SG&A expense and, for the year-to-date period, improved roll pricing, these factors were approximately offset by the pandemic-driven impacts of the lower shipment volumes and net unfavorable plant absorption from lower production levels in the Forged and Cast Engineered Products segment. A reconciliation of these GAAP to non-GAAP results is provided below under “Non-GAAP Financial Measures Reconciliation Schedule.”

Other income – net for the three months ended September 30, 2020, improved in comparison to the prior year primarily due to dividend income of $1.2 million from one of the Corporation’s Chinese joint ventures in the current period. On a year-to-date basis, however, lower interest expense and lower foreign exchange transaction losses in 2020 could not offset the impact of net gains recorded in 2019 from the curtailment of pension and postretirement plans and special termination benefit costs associated with the Avonmore cast roll plant exit.

The income tax benefit for the nine months ended September 30, 2020, includes a benefit of $3.5 million for the additional tax loss carryback provisions included in the CARES Act.

Segment Results

Forged and Cast Engineered Products

Sales for the three and nine months ended September 30, 2020, declined 19% and 25% from the respective prior year periods primarily due to customers deferring shipments for mill rolls in response to pandemic-related market impacts and, to a lesser extent, lower demand for other forged engineered products, primarily in the oil and gas market. Operating results for the three months ended September 30, 2020, improved compared to prior year. While the segment was adversely impacted by the lower volume of shipments and net unabsorbed costs associated with the temporary idling of certain of its forged and cast roll manufacturing facilities in response to lower demand, elimination of the Excess Costs of Avonmore, and a reduced cost structure due to restructuring and efficiency improvements more than offset the impact to operating results.

Air and Liquid Processing

Sales for the Air and Liquid Processing segment for the three and nine months ended September 30, 2020, were slightly below prior year levels. Operating income for the quarter was approximately equal to the prior year level yet continues to exceed prior year on a year-to-date basis.

Teleconference Access

Ampco-Pittsburgh Corporation (NYSE: AP) will hold a conference call on Tuesday, November 17, 2020, at 10:30 a.m. Eastern Time (ET) to discuss its financial results for the quarter ended September 30, 2020. The Corporation encourages participants to pre-register at any time, including up to and after the call start time via this link: https://dpregister.com/sreg/10148835/dac17764c3. Those without internet access or unable to pre-register should dial in at least five minutes before the start time using:

•	Participant Dial-in (Toll Free): 1-844-308-3408

•	Participant International Dial-in: 1-412-317-5408

For those unable to listen to the live broadcast, a replay will be available one hour after the event concludes on the Corporation’s website under the Investors menu at www.ampcopgh.com.

About Ampco-Pittsburgh Corporation

Ampco-Pittsburgh Corporation manufactures and sells highly engineered, high-performance specialty metal products and customized equipment utilized by industry throughout the world. Through its operating subsidiary, Union Electric Steel Corporation, it is a leading producer of forged and cast rolls for the global steel and aluminum industry. It also manufactures open-die forged products that principally are sold to customers in the steel distribution market, oil and gas industry, and the aluminum and plastic extrusion industries. The Corporation is also a producer of air and liquid processing equipment, primarily custom-engineered finned tube heat exchange coils, large custom air handling systems, and centrifugal pumps. It operates manufacturing facilities in the United States, England, Sweden, Slovenia, and participates in three operating joint ventures located in China. It has sales offices in North and South America, Asia, Europe, and the Middle East. Corporate headquarters is located in Carnegie, Pennsylvania.

Non-GAAP Financial Measures

The Corporation presents non-GAAP adjusted income from continuing operations as a supplemental financial measure to GAAP financial measures regarding the Corporation’s operational performance. This non-GAAP financial measure excludes unusual items affecting comparability, as described more fully in the footnotes to the attached “Non-GAAP Financial Measures Reconciliation Schedule,” including the Impairment Charge, the Restructuring-Related Costs, the Excess Costs of Avonmore, and the Proceeds from Business Interruption Insurance Claim, which the Corporation believes are not indicative of its core operating results. A reconciliation of this non-GAAP financial measure to income (loss) from continuing operations, the most directly comparable GAAP financial measure, is provided below under “Non-GAAP Financial Measures Reconciliation Schedule.”

The Corporation has presented non-GAAP adjusted income from continuing operations because it is a key measure used by the Corporation’s management and Board of Directors to understand and evaluate the Corporation’s operating performance and to develop operational goals for managing the business. Management believes this non-GAAP financial measure provides useful information to investors and others in understanding and evaluating the operating results of the Corporation, enhancing the overall understanding of the Corporation’s past performance and future prospects, and allowing for greater transparency with respect to key financial metrics used by management in its financial and operational decision-making. Non-GAAP adjusted income from continuing operations should be used only as a supplement to GAAP information, in conjunction with the Corporation’s condensed consolidated financial statements prepared in accordance with GAAP, and should not be considered in isolation of, or as an alternative to, measures prepared in accordance with GAAP. There are limitations related to the use of non-GAAP adjusted income from continuing operations rather than GAAP income (loss) from continuing operations. Among other things, the Excess Costs of Avonmore, which are excluded from the non-GAAP financial measure, necessarily reflect judgments made by management in allocating manufacturing and operating costs between Avonmore and the Corporation’s other operations and in anticipating how the Corporation will conduct business following the sale of Avonmore, which was completed on September 30, 2019.

Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 (the “Act”) provides a safe harbor for forward-looking statements made by or on behalf of Ampco-Pittsburgh Corporation (the “Corporation”). This press release may include, but is not limited to, statements about operating performance, trends, events that the Corporation expects or anticipates will occur in the future, statements about sales and production levels, restructurings, the impact from global pandemics (including COVID-19), profitability and anticipated expenses, future proceeds from the exercise of outstanding warrants, and cash outflows. All statements in this document other than statements of historical fact are statements that are, or could be, deemed “forward-looking statements” within the meaning of the Act and words such as “may,” “intend,” “believe,” “expect,” “anticipate,” “estimate,” “project,” “forecast” and other terms of similar meaning that indicate future events and trends are also generally intended to identify forward-looking statements. Forward-looking statements speak only as of the date on which such statements are made, are not guarantees of future performance or expectations, and involve risks and uncertainties. For the Corporation, these risks and uncertainties include, but are not limited to: cyclical demand for products and economic downturns; excess global capacity in the steel industry; increases in commodity prices or shortages of key production materials; consequences of global pandemics (including COVID-19); new trade restrictions and regulatory burdens associated with “Brexit”; inability of the Corporation to successfully restructure its operations; limitations in availability of capital to fund the Corporation’s operations and strategic plan; inability to satisfy the continued listing requirements of the New York Stock Exchange or NYSE American; potential attacks on information technology infrastructure and other cyber-based business disruptions; and those discussed more fully elsewhere in this report and in documents filed with the Securities and Exchange Commission by the Corporation, particularly in Item 1A, Risk Factors, in Part I of the Corporation’s latest Annual Report on Form 10-K, and Part II of the Quarterly Report on Form 10-Q. The Corporation cannot guarantee any future results, levels of activity, performance or achievements. In addition, there may be events in the future that the Corporation may not be able to predict accurately or control which may cause actual results to differ materially from expectations expressed or implied by forward-looking statements. Except as required by applicable law, the Corporation assumes no obligation, and disclaims any obligation, to update forward-looking statements whether as a result of new information, events or otherwise.

AMPCO-PITTSBURGH CORPORATION

FINANCIAL SUMMARY

(in thousands except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Sales	$75,674	$90,872	$241,515	$300,885

Cost of products sold
(excl. depreciation and amortization)	59,461	75,475	189,604	250,232
Selling and administrative	11,445	12,365	33,474	40,179
Depreciation and amortization	4,511	4,502	13,863	14,411
Impairment charge	—	—	—	10,082
Loss (gain) on disposal of assets	79	(130)	131	(67)

Total operating expenses	75,496	92,212	237,072	314,837

Income (loss) from continuing operations	178	(1,340)	4,443	(13,952)
Other income (expense)—net	1,690	546	609	1,673

Income (loss) from continuing operations before income taxes	1,868	(794)	5,052	(12,279)
Income tax (provision) benefit	(630)	(429)	1,649	(1,716)

Net income (loss) from continuing operations	1,238	(1,223)	6,701	(13,995)
Loss from discontinued operations, net of tax	—	(3,398)	—	(9,031)

Net income (loss)	1,238	(4,621)	6,701	(23,026)

Less: Net income attributable to noncontrolling interest	270	434	923	1,035

Net income (loss) attributable to Ampco-Pittsburgh	$968	$(5,055)	$5,778	$(24,061)

Net income (loss) from continuing operations per share attributable to Ampco-Pittsburgh common shareholders:
Basic	$0.07	$(0.13)	$0.45	$(1.19)

Diluted	$0.07	$(0.13)	$0.43	$(1.19)

Loss from discontinued operations, net of tax, per share attributable to Ampco-Pittsburgh common shareholders:
Basic	$—	$(0.27)	$—	$(0.72)

Diluted	$—	$(0.27)	$—	$(0.72)

Net income (loss) per share attributable to Ampco-Pittsburgh common shareholders:
Basic	$0.07	$(0.40)	$0.45	$(1.91)

Diluted	$0.07	$(0.40)	$0.43	$(1.91)

Weighted-average number of common shares outstanding:
Basic	13,343	12,640	12,915	12,572

Diluted	14,454	12,640	13,585	12,572

AMPCO-PITTSBURGH CORPORATION

SEGMENT INFORMATION

(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Net Sales:
Forged and Cast Engineered Products	$54,499	$67,452	$173,723	$231,299
Air and Liquid Processing	21,175	23,420	67,792	69,586

Consolidated	$75,674	$90,872	$241,515	$300,885

Income (Loss) from Continuing Operations:
Forged and Cast Engineered Products	$1,301	$(437)	$5,434	$(10,640)
Air and Liquid Processing	2,261	2,280	7,691	7,371
Corporate costs	(3,384)	(3,183)	(8,682)	(10,683)

Consolidated	$178	$(1,340)	$4,443	$(13,952)

AMPCO-PITTSBURGH CORPORATION

NON-GAAP FINANCIAL MEASURES RECONCILIATION SCHEDULE

(in thousands)

As described under “Non-GAAP Financial Measures” above, the Corporation presents non-GAAP adjusted income (loss) from continuing operations as a supplemental financial measure to GAAP financial measures. The following is a reconciliation of this non-GAAP financial measure to income (loss) from continuing operations, the most directly comparable GAAP financial measure, for the three and nine months ended September 30, 2020, and 2019, respectively:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Income (loss) from continuing operations, as reported (GAAP)	$178	$(1,340)	$4,443	$(13,952)
Impairment Charge (1)	—	—	—	10,082
Restructuring-Related Costs (2)	—	561	—	1,653
Excess Costs of Avonmore (3)	—	685	—	4,572
Bad Debt Expense (4)	—	—	—	1,366
Proceeds from Business Interruption Insurance Claim (5)	—	—	(769)	—

Income (loss) from continuing operations, as adjusted (Non-GAAP)	$178	$(94)	$3,674	$3,721

(1)	Represents an impairment charge to record the Avonmore plant to its estimated net realizable value less costs to sell in anticipation of its sale, which was completed in 2019.
(2)	Represents professional fees associated with the Corporation’s overall restructuring plan and employee severance costs due to reductions in force.
(3)

Represents estimated net operating costs not expected to continue after the sale of the Avonmore plant, which was completed in 2019. The estimated temporary excess costs include judgments made by management in allocating manufacturing and operating costs between Avonmore and the Corporation’s other operations and in anticipating how it will conduct business following the sale of the Avonmore plant.

(4)	Represents bad debt expense for a cast roll customer who filed for bankruptcy during the second quarter of 2019.
(5)	Represents business interruption insurance proceeds received for equipment outages that occurred in 2018.